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                                                                   Exhibit j (1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 28, 2005, relating to the financial statements and financial highlights which appears in the August 31, 2005 Annual Report to Shareholders of Robeco WPG Core Bond Fund, a separately managed portfolio of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
November 23, 2005